                                                                 EXHIBIT h(5)(b)

                                 AMENDMENT NO. 1
                      MASTER ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                                AIM GROWTH SERIES
                                       AND
                              A I M ADVISORS, INC.

         The Master Accounting Services Agreement (the "Agreement"), dated July 1, 1999, by and between AIM Growth Series, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES

AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Japan Growth Fund
AIM Mid Cap Equity Fund
AIM New Pacific Growth Fund
AIM Small Cap Growth Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date: September 1, 1999


                                             AIM GROWTH SERIES


Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
       ----------------------------             ---------------------------
       Assistant Secretary                      President

(SEAL)

                                             A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
       ----------------------------             ---------------------------
       Assistant Secretary                      President


(SEAL)